Exhibit 10.1 Supplemental Executive Retirement Plan

FIRST COMMONWEALTH FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated

Effective as of January 1, 2003

THIS PLAN, as amended and restated as of the 1st day of January, 2003.

WITNESSETH

RECITALS

        The First Commonwealth Financial Corporation Supplemental Executive Retirement Plan (the "Plan") was originally adopted as of January 1, 1998, by First Commonwealth Financial Corporation, a bank holding company organized and existing under the laws of the Commonwealth of Pennsylvania (the "Employer") for certain Executive Employees (as defined herein) of the Employer.

        WHEREAS, pursuant to the authority reserved in Section 10.1 of the Plan, the Plan has been amended from time to time to incorporate changes that have been deemed appropriate;

        WHEREAS, as a result of these changes and certain other changes that are now deemed necessary, it is now desired that the Plan be amended and restated;

Accordingly, the Plan, as amended and restated, is hereby adopted.

VII	BENEFICIARIES; PARTICIPANT DATA	12

	7.1 Beneficiary Designations	12
	7.2 Communications	12

VIII	ADMINISTRATION	13

	8.1 Powers and Responsibilities of Administrator	13
	8.2 Plan Sponsor	13
	8.3 Powers and Responsibilities of Committee	13
	8.4 Claims Procedure	13

IX	TRUST FUND	15

	9.1 Establishment of Trust	15
	9.2 Right of Assignment and Transfer of Interest	15
	9.3 Unfunded Nature of Plan	15

X	AMENDMENT AND TERMINATION	16

	10.1 Amendment	16
	10.2 Termination of Plan	16

XI	MISCELLANEOUS	17

	11.1 Limitation of Rights	17
	11.2 Headings	17
	11.3 Gender and Number	17
	11.4 Governing Law	17

ARTICLE I
DEFINITIONS

          As used in this Plan, the following words and phrases shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1       "Act" means the Employee Retirement Income Security Act of 1974 (P.L. 93‑406, 29 USC Section 1001 et seq), as the same maybe amended from time to time.

1.2        "Administrator" means First Commonwealth Trust Company, of Indiana, Pennsylvania, or any successor or successors thereto designated by the Employer from time to time.

1.3       "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of that Participant.

1.4       "Anniversary Date" means December 31, 2003 and each thirty‑first day of December thereafter.

1.5       "Basic 401(k) Plan" means the First Commonwealth Financial Corporation 401(k) Retirement Savings and Investment Plan, as amended from time to time.

1.6       "Beneficiary" means the person to whom, or the entity to which, a share of a deceased Participant's interest in the Plan is payable.

1.7       "Board of Directors" means the Board of Directors of the Employer.

1.8       "Committee" means the Executive Compensation Committee of the Board of Directors of the Employer, as the same shall from time to time be constituted.

1.9        "Compensation" with respect to any Participant means such Participant's base compensation paid to him during the Plan Year plus overtime pay, bonuses, commissions and incentive pay but excluding any non-qualified deferred compensation, income from exercise of stock options, separation pay, early retirement pay, any reimbursement or other expense allowances and other taxable fringe benefits.

1.10       "Code" means the Internal Revenue Code of 1986 (26 USC), as amended from time to time.

1.11       "Deferred Compensation" means that portion of a Participant's remuneration which he would have been entitled to receive in cash during a calendar year but for a Salary Reduction Agreement between such Participant and the Employer.

1.12       "Effective Date" means the first day of January, 2003.  The original effective date of the Plan was January 1, 1998.

1.13       "Elective Contribution" means the Employer's contributions to this Plan that are made pursuant to the Participant's deferral election in accordance with Section 4.1 hereof.

1.14       "Employee" means any person employed by the Employer or of any subsidiaries or affiliates of which the Employer shall own a fifty percent (50%) or greater capital interest, but shall not include consultants, directors who are not also employed by the Employer and other persons not employed by the Employer.

1.15       "Employer" means First Commonwealth Financial Corporation, a bank holding company, and any successor or successors thereto.

1.16       "ESOP" means the First Commonwealth Financial Corporation Employee Stock Ownership Plan, as amended from time to time.

1.17       "Executive Employee" means an Employee who is a member of the Employer's select group of management or highly compensated employees within the meaning of Section 201(2) of the Act (29 USC Section 1051(2)).

1.18       "Fiduciary" means any person who, or entity which, (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and the Administrator.

1.19       "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the same date that a forfeiture would occur for the Participant under Basic 401(k) Plan.

1.20       "Former Participant" means a person who has once been a Participant hereunder but who is no longer an Employee and whose Vested Aggregate Account has not yet been fully distributed to him.

1.21        "Investment Funds" means the various investment funds established and maintained under the Trust which shall be identical, (to the extent possible), or similar to those maintained under the Basic 401(k) Plan; provided however, a stable value investment fund will be utilized under this Plan in lieu of the CD Fund which is an available investment option under the Basic 401(k) Plan.  To the extent the stable value fund is used as an investment option, the applicable rules under that fund for transferring out of such investment option shall apply to all monies invested therein.

1.22       "Labor Regulations" means the regulations of the United States Department of Labor (29 CFR), and as amended periodically.

1.23       "Non‑Elective Contribution" means a contribution made by the Employer on behalf of a Participant other than an Elective Contribution.

1.24       "Participant" means any Executive Employee who participates in this Plan.

1.25       "Participant's Combined Account" means the sum of a Participant's Elective Account and the Participant's Non‑Elective Account.

1.26       "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from his Elective Contributions.

1.27       "Participant's Non‑Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from his Non‑Elective Contributions.

1.28       "Plan" means the First Commonwealth Financial Corporation Supplemental Executive Retirement Plan as contained herein or as subsequently amended and/or restated.

1.29       "Plan Compensation" means a Participant's Compensation, for each calendar year, in excess of the amount permitted to be reflected, for that calendar year, under the Basic Plan 401(k) Plan and ESOP because of the requirements of Section 401(a)(17) of the Code.

1.30       "Plan Year" means each calendar year commencing with the 2003 calendar year.

1.31       "Retirement Date" means the date on which a Participant can retire normally or because of disability in accordance with the provisions of the Basic 401(k) Plan.

1.32       "Salary Reduction Agreement" means an agreement between a Participant and the Employer, or, if applicable, with the subsidiary or affiliate employing the Participant, pursuant to which such Participant's Compensation shall be reduced and he shall be entitled to Deferred Compensation pursuant to Section 4.1 hereof.

1.33       "Treasury Regulation" means the income tax regulations as promulgated by the Secretary of the Treasury or his delegate (26 CFR), and as amended periodically.

1.34        "Trust Administrative Committee" means the Trust Administrative Committee of the Trustee which shall have the authority to review, approve and modify Participant requests for changes in the allocation of investments under the Plan with respect to a Participant's Elective Account and Non-Elective Account.

1.35       "Trust Agreement" means that certain Agreement and Declaration of Trust made and entered into of even date with the Plan by and between the Employer, as settlor, and the Trustee used for funding the benefits accrued hereunder, and any amendments, substitutions or recodifications thereto.

1.36       "Trust Fund" means the assets held in trust by the Trustee from time to time pursuant to the Trust Agreement.

1.37       "Trustee" means First Commonwealth Trust Company of Indiana, Pennsylvania, and any successor or successors thereto.

1.38        "Valuation Date" means each day during the year in which the New York Stock Exchange is open for trading.

1.39       "Vested" means the non‑forfeitable portion of any account maintained on behalf of a Participant.

ARTICLE II
INTRODUCTION AND PURPOSE

2.1       Introduction

               This Plan continues to constitute "a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Section 201(2) of the Act (29 USC Section 1051(2)) and the Labor Regulations applicable thereto. Accordingly, it shall be exempt from Parts 2 and 3 of Title I of the Act and shall be subject to simplified reporting and disclosure under Part 1 of Title I of the Act as provided by the applicable Labor Regulations. .

2.2       Purpose

               The purpose of this Plan continues to be to restore some of the equity to Participants as compared with other Employees that would otherwise be lost under certain provisions of the Basic 401(k) Plan and the ESOP that have been incorporated in those two latter instruments in order to meet specific legal requirements, such as:

a.	The maximum compensation restrictions contained at Section 401(a)(17) of the Code.
b.	The Actual Deferral Percentage restrictions contained at Section 401(k)(3)(ii) of the Code.
c.	The Actual Contribution Percentage restrictions contained at Section 401(m)(2)(A) of the Code.
d.	The maximum contribution and forfeiture restrictions contained at Section 415 of the Code.
e.	The maximum salary reduction deferral restrictions contained at Section 402(g) of the Code.

2.3       Interpretation and Intent

               It is intended that this Plan continues to be part of a program of employee benefits for the Participants that includes also the Basic 401(k) Plan and the ESOP and that the former is intended to supplement the latter two (2) plans. Accordingly, this Plan is to be interpreted and administered in pari materia with the latter two (2) plans.

ARTICLE III
PARTICIPATION

3.1       Initial Participation

The Participants in the Plan as and from the original Effective Date were as follows:

Joseph E. O'Dell, President and Chief Executive Officer of the Employer.

Gerard M. Thomchick, Senior Executive Vice President and Chief Operating Officer of the Employer.

Johnston A. Glass, President and Chief Executive Officer of First Commonwealth Bank, a wholly owned subsidiary of the Employer.

The current Participants in the Plan include the above named individuals, and as of July 1, 2003, John Dolan, Chief Financial Officer of the Employer.

3.2       Additional Participation

The Committee may, but is not required to, from time to time extend the right of participation in the Plan to other Executive Employees.

3.3       Termination Of Employment

A Participant who ceases being an Employee shall cease being a Participant hereunder and shall thereupon become a Former Participant. If such a Former Participant shall thereafter again become an Employee, he shall not automatically again become a Participant, but shall become a Participant again if, and only if, so permitted by the Committee.

ARTICLE IV
CONTRIBUTIONS AND ALLOCATIONS

4.1       Salary Reduction Contributions

               Any Participant who is a Participant on the first day of a Plan Year may enter into a Salary Reduction Agreement with the Employer, or if applicable, with the subsidiary or affiliate employing the Participant, but in any event is not required to enter into such an agreement, pursuant to which the Participant's Plan Compensation shall be reduced by the percentage that such Participant elects, not less than one percent (1%) nor more than twenty-five percent (25%), in whole integer percentages, such amount to constitute the Participant's Deferred Compensation. For the purpose of assisting the Employer and the Administrator in recording the amount of Deferred Compensation, and for providingadditional assurance to the Participant of his rights thereto under certain circumstances, all as provided herein and in the Trust Agreement, the Employer shall make an Elective Contribution on behalf of each such Participant, equal to the Participant's elected Deferred Compensation for the Plan Year, in the manner provided by the next sentence hereto. The amount of such Elective Contribution, as calculated at the beginning of each Plan Year, shall be conveyed and transferred to the Trustee in as level an amount as possible over the number of paychecks in that Plan Year to be held in trust for the benefit of the Participant, but subject in any event to the interest of the creditors of the Employer under certain circumstances, as provided in the Trust Agreement.

               Any such election shall be made prior to the first day of the applicable Plan Year and shall thereafter be irrevocable with respect to that Plan Year, but may be modified or revoked as it pertains to any future Plan Year. The Employer, or if applicable, the subsidiary or affiliate employing the Participant, shall thereupon cause the Participant's Compensation to be reduced in an amount equal to his Deferred Compensation for the Plan Year pursuant to such election, in as level an amount as possible over the number of paychecks in that Plan Year.

               Notwithstanding anything to the contrary above, if an Executive Employee becomes initially eligible to participate during a Plan Year, he may elect to enter into a Salary Reduction Agreement with the Employer for that initial Plan Year by reducing Plan Compensation by an applicable percentage as provided in the first paragraph above, provided such Salary Reduction Agreement is effective no sooner than thirty (30) days after it is completed and returned to the Employer.  Such election shall constitute the Participant's Deferred Compensation for the initial Plan Year and shall thereafter be irrevocable with respect to that Plan Year.

4.2       Non-Elective Contributions

In addition to the Elective Contributions provided by Section 4.1 hereof, the Employer shall also make the following Non‑Elective Contributions on behalf of each Participant who is a Participant on the first day of a Plan Year, or for the initial year of participation if the Executive Employee becomes a Participant during the Plan Year:

a.

A matching contribution which shall be equal to one-hundred percent (100%) of the Participant's Elective Contribution as provided by Section 4.1 hereof, which does not exceed four percent (4%) of the Participant's Plan Compensation; provided, however, if the matching contribution percentage under the Basic 401(k) Plan shall be changed by the Board of Directors to a percentage other than one-hundred percent (100%), such revised percentage shall automatically be used herein in lieu of one-hundred percent (100%).

b.	A contribution equal to eight percent (8%) of the Plan Compensation of each Participant for the calendar year.

               The Non-Elective Contribution provided for in subparagraphs a. and b. above shall be contributed at the same time and in the same manner as the Elective Contribution as provided by Section 4.1 hereof.

In addition to the Non-Elective contributions provided for above, on and after July 1, 2003, the Committee may, for any Plan Year, direct the Employer to make an extra Non-Elective Contribution to the Non-Elective Account of Joseph O'Dell, the President and Chief Executive Officer of the Employer as of the date of this restatement, in such amount and at such time as such Committee deems appropriate.

4.3       Termination of Employment During Year

               If a Participant shall terminate his employment during a Plan Year, all contributions, Elective and Non-Elective, shall cease after the last paycheck received by the Participant as a result of such termination of employment.

ARTICLE V
INVESTMENTS AND VALUATIONS

5.1          Investment of Participant's Combined Account

               All contributions and earnings therein which are held in a Participant's Elective Account or Non-Elective Account (which, in the aggregate, shall constitute a Participant's Combined Account) shall be invested in the Investment Funds maintained under the Trust.  The Participant will be consulted with respect to the investment of his or her Participant's Combined Account.  However, the Trust Administrative Committee reserves the right, in its sole discretion, to invest the Participant's Combined Account as it deems best.

5.2          Adjustment for Investment Earnings

               The amounts credited to a Participant's Combined Account shall be credited or debited with a proportionate share of any gains or losses resulting from the Investment Funds from time to time in accordance with uniform procedures established by the Trust Administrative Committee to reflect the values of an investment equal to the proportionate share of the Participant's Combined Account balance in an Investment Fund.  The Investment Funds available may be added or eliminated from time to time by the Trust Administrative Committee, with the approval of the Trustee; provided however, that the Trust Administrative Committee may not retroactively eliminate any Investment Fund.

               A Participant may express his or her desire to the Investment Fund(s) to be used with respect to his or her Elective Contributions and Non-Elective Contributions in multiplies of 1%.  A written investment expression may be delivered to the Trust Administrative Committee on the date that he or she commences participation in the Plan.  The Participant may change his or her Investment Fund(s) expression with respect to future Elective Contributions and Non-Elective Contributions and/or with respect to amounts previously credited to the Participant's Combined Account, by notifying the Trust Administrative Committee or its designee.  A revised investment expression may be made by a Participant in writing at any time and shall be effective on a designated Valuation Date following the Trust Administrative Committee meeting at which such investment expression is considered.

               Notwithstanding anything to the contrary above, if a Participant does not make an investment expression, the Trust Administrative Committee will invest all of the Participant's Combined Account in the Federated Auto Cash Management Fund.

5.3          Valuation of the Investment Funds

The Investment Funds shall be valued daily.  On each calendar quarter Valuation Date as provided in Section 5.5, there shall be allocated to the Accounts of each Participant his proportionate share of the increase or decrease in the fair market value of his Combined Account in each of the Investment Funds.  In addition, whenever an event requires a determination of the value of the Participant Account, the value shall be computed as of the Valuation Date on the date of determination, subject to the provisions of Sections 5.2 and 6.3.

5.4          Right to Change Procedures

               The Trust Administrative Committee reserves the right to change from time to time the procedures used in valuing the Participant's Combined Accounts or crediting (or debiting) these Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets.  In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

5.5          Statement of Accounts

               As of the end of each calendar quarter Valuation Date (March 31, June 30, September 30, and December 31) each Participant shall be furnished with a statement setting forth the value of his Combined Account and the Vested portion of his Combined Account.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1       Determination of Benefits Upon Termination of Employment

               Upon termination of employment, the Participant shall be entitled to that portion of his Participant's Combined Account in which he is then Vested. Such Vested portion shall be determined using the same criteria, pursuant. to the same methods, and in accordance with the same rules and procedures as would have been applicable under the Basic 401(k) Plan, had such accounts been the applicable accounts for such Participant under the Basic 401(k) Plan, except that all of the Participant's Combined Accounts shall be deemed Vested on and after a "change in control." For this purpose, a "change in control" shall have occurred if, at any time, any person or group of persons acting in concert (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission promulgated thereunder) shall acquire legal or beneficial ownership interest, or voting rights, in twenty‑five percent (25%) or more of the common voting stock of the Employer. For all purposes hereunder, each Participant's period of service with the Employer prior to the Effective Date shall be credited as well as such period of service subsequent thereto.

                "Upon a "change of control" as defined above, a Participant's Vested Combined Account will be handled in accordance with a separate election form filed by the Participant on which the Participant has stated whether they want their Vested Combined Account balances to be immediately distributed upon a change of control in accordance with the form of payment elected pursuant to section 6.3 or to remain in the Plan."

6.2       Determination of Benefits Upon Death or Retirement

               Upon the Participant's retirement or death, the Participant or Beneficiary, shall be entitled to that portion of his Participant's Combined Account in which he is then Vested.  Such Vested portion shall be determined using the same criteria, pursuant to the same methods, and if applicable, in accordance with the same rules and procedures as would have been applicable under the Basic 401(k) Plan, had such accounts been the applicable accounts for such Participant under the Basic 401(k) Plan.

6.3       Distribution of Vested Portion of Participant's Combined Account

                "The Vested portion of the Participant's Combined Account shall be paid in cash, in the form of a single-sum distribution, as provided for in Sections 5.2 and 5.3 unless the participant elects, on the form provided for this purpose by the Employer, to receive annual installment payments over a period selected by the Participant of not less than two (2) years and not more than ten (10) years. Any election to receive installment payments shall be subject to the following:

(a)	An election to receive installment payments must be made on a date that is at least one year prior to when the Combined Account would otherwise be paid in a lump sum;

(b)

The first installment shall be determined as of a Valuation Date immediately preceding the commencement date of the first payment.  Each installment shall be calculated by making each payment a fraction of the remaining Combined Account, the numerator of which is one (1) and the denominator ("n") of which is the remaining payments due.

(c)

Until all installments have been paid, the balance of the Vested portion of the Participant's Combined Account shall continue to be credited with earnings (and losses) in accordance with Section 5.2 of Article V.

(d)

In the event of the death of a Participant or Former Participant prior to the total Vested portion of his Participant's Combined Account being distributed to him, the remainder shall be distributed to his Beneficiary as soon as practicable after his death.

               Notwithstanding anything to the contrary above, a Participant or Former Participant may elect, during the payment period, to accelerate their unpaid installments; provided however, that (I) such acceleration election must be submitted and accepted by the Employer in its sole discretion on or before the December 31 which precedes the Plan Year in which the election will be effective and (ii) the installments accelerated in such manner are payable no sooner that six (6) months from the date of the acceleration election."

               The procedures to be followed to calculate the amount of the accelerated installment payment due shall be the same as those described in subsection (b) above.

6.4       Making of Distributions

               All distributions from this Plan, as provided herein, shall be made by the Trustee, from the Trust Fund, upon written authorization and direction by the Administrator to the Trustee, as long as the Employer shall not then be bankrupt or insolvent, as defined and provided in the Trust Agreement. If payments to the Participants, Former Participants and Beneficiaries shall then be suspended or terminated because of the bankruptcy or insolvency of the Employer, in accordance with the provisions of the Trust Agreement, distributions shall then be made by the Employer, subject to any necessary approvals of a bankruptcy court or other supervising court; provided, however if the suspension of payment from the Trust Fund shall later be discontinued, distributions shall again be made from the Trust Fund, all as more fully provided in the Trust Agreement.

ARTICLE VII
BENEFICIARIES; PARTICIPANT DATA

7.1       Beneficiary Designations

               Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

               In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, or if a dispute arises with respect to any such payment, then notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

7.2       Communications

               Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.

ARTICLE VIII
ADMINISTRATION

8.1       Powers and Responsibilities of Administrator

               The Administrator shall administer, construe, and interpret this Plan and shall, subject to its provisions, certify and direct the Trustee as to the making of distributions hereunder.  The Administrator shall have discretionary authority to exercise all powers and to make all determination, consist with the terms of the Plan, in all matters entrusted to it, and its determination shall be given deference and shall be final and binding on all interested parties.  The Administrator shall constitute the named administrator within the meaning of Section 3(16)(A) of the Act (29 USC Section 1002(16)(A)).

8.2       Plan Sponsor

               The plan sponsor within the meaning of Section 3(15)(B) of the Act (29 USC Section 1102(15)(B)) shall be the Employer.

8.3       Powers and Responsibilities of Committee

               The Committee may permit additional Participants into the Plan from time to time and provide exceptions and waivers as to any provision thereof, provided no such exception or waiver shall reduce the benefit to which a Participant is otherwise entitled under any provision hereof. The Committee shall also have the power to amend and terminate the Plan to the extent provided by Article X hereof.

8.4       Claims Procedure

               Any Participant, Former Participant or Beneficiary, or his duly authorized representative, may file with the Administrator a claim for a benefit under this Plan. Such a claim must be in writing, be on a form provided by the Administrator if the Administrator had previously issued such a form and made the same available to the Participant, Former Participant or Beneficiary, and must be delivered to 'the Administrator, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Administrator shall send to the claimant, by mail, postage prepaid, a notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for the processing of the claim. In no event may the extension exceed ninety (90) days from the date of the initial period. If such an extension is necessary, the claimant will be given written notice to this effect prior to the expiration of the initial ninety (90) day period. The Administrator shall have full discretion to grant or deny a claim in whole or in part in accordance with the terms of this Plan. If notice of the denial of a claim is not furnished in accordance with this Section 8.4, the claim shall be deemed denied and the claimant shall be permitted to exercise his right of review as hereinafter provided.

               The Administrator shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant the following information, viz.:

a.	The specific reason or reasons for the denial.

b.	Specific references to the pertinent Plan provisions on which the denial is based, together with a copy of such Plan provisions.
c.	A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary, and
d.	An explanation of the Plan's claim review procedure.

               Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim by the Administrator, the claimant or his duly authorized representative, upon written application to the Administrator, delivered in person or by certified mail, postage prepaid, may review pertinent documents and submit to the Administrator, in writing, his notice of appeal from the initial decision, together with a detailed statement of the basis and arguments upon which such appeal is based, including such statements of fact and conclusions of law, together with the justification therefor, as claimant or his authorized representative believe supports his appeal from the initial decision of the Administrator.

               Upon the Administrator's receipt of a notice of a request for review, the Administrator shall make a prompt decision on the review and shall communicate the decision on review to the claimant or his authorized representative. The decision on review shall be written in a manner calculated to be understood by the claimant and shall (unless the decision shall fully reverse the denial of the claim and completely accept the claim of the claimant) include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. The decision on review shall be made not later than sixty (60) days after the Administrator's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one‑hundred‑twenty (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Administrator prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section 8.4, the claim shall be deemed denied on review.

ARTICLE IX
TRUST FUND

9.1       Establishment of Trust

               In order to assist the Employer in meeting its obligations hereunder and provide a more certain and regular procedure for receipt of benefits by the Participants, Former Participants and Beneficiaries, the Employer has entered into a Trust Agreement with the Trustee for the holding of the Trust Fund in trust in accordance with all of the provisions thereof contained. Such trust shall continue to be a grantor trust within the meaning of Section 671 of the Code and an accumulation trust within the meaning of Subpart C of Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code.

9.2       Right of Assignment and Transfer of Interest

               No amounts payable hereunder may be assigned, pledged, mortgaged, hypothecated, sold or transferred nor may any such amounts be subject to lien, levy, distraint or other legal process or attachment. All right to benefits hereunder shall be personal to the Participant, Former Participant or Beneficiary and no such person shall have a right to the assets held in the Trust Fund, or any portion thereof, prior to the Administrator directing the Trustee to make payment therefrom in a particular instance.

9.3       Unfunded Nature of Plan

               Since the rights of the Participants, Former Participants and Beneficiaries are not absolute but are defeasible in the event of the bankruptcy or insolvency of the Employer, as provided by the Trust Agreement, this Plan shall, notwithstanding the existence of the Trust Fund, be deemed unfunded for the purpose of Title I of the Act, in accordance with Department of Labor Regulations.

ARTICLE X
AMENDMENT AND TERMINATION

10.1       Amendment

               This Plan may be amended at any time and from time to time by the Committee; provided, however, no such amendment shall reduce the benefit hereunder accrued by any Participant, Former Participant or Beneficiary prior to the later of (a) the date that such amendment is to be effective or (b) the date that such amendment is so adopted by the Committee. The Committee may authorize and direct any officer of the Employer to take such action, and execute such documents as are necessary or appropriate to evidence the adoption of any amendment hereto.

               Notwithstanding anything to the contrary above, the Committee may not amend this Plan upon a change of control (as defined in Section 6.1 hereof) without the consent of the majority of Participants covered hereunder at the date of the change of control.

10.2       Termination of Plan

               The Committee may cause and authorize this Plan to be terminated at any time; provided however, no such termination shall defease any right of a Participant, Former Participant or Beneficiary to any benefit accrued prior to the date of such termination (whether such benefit shall otherwise be Vested or not under the terms of the Plan). The Committee may authorize and direct any officer of the Employer to take such action, and execute such documents, as are necessary or appropriate to effectuate any such decision of the Committee.

               Notwithstanding anything to the contrary above, the Committee may not terminate this Plan upon a change of control (as defined in Section 6.1 hereof) without the consent of the majority of Participants covered hereunder at the date of the change of control.

ARTICLE XI
MISCELLANEOUS

11.1       Limitation of Rights

               Nothing contained in this Plan shall be construed to limit in any way the right of the Employer (or, if applicable, the subsidiary or affiliate employing the Employee) to terminate an Employee's or Participant's employment at any time or in. any way to constitute an agreement or understanding, express or implied, that the Employer (or, if applicable, the subsidiary or affiliate employing the Employee) will continue to employ Employee, or will employ, or continue to employ, the Employee in any particular position or under any particular circumstances.

11.2       Headings

               The headings and subheading contained herein are for convenience of reference only and are to be ignored in any construction thereof.

11.3       Gender and Number

               Whenever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural.

11.4       Governing Law

               This Plan shall be construed in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania, to the extent such laws are not preempted by the laws of the Untied States of America.

IN WITNESS WHEREOF, the undersigned officers, being duly authorized, have caused this amended and restated Plan to be duly executed by, and on behalf of, FIRST COMMONWEALTH FINANCIAL CORPORATION, a corporation organized and existing pursuant to the laws of the Commonwealth of Pennsylvania, this __9th__ day of _September_ 2003, but to be retroactively effective as and from the first day of January, 2003.

(SEAL)	FIRST COMMONWEALTH FINANCIAL CORPORATION

Attest

/s/ David R. Tomb, Jr.	By /s/ Joseph E. O'Dell

David R. Tomb, Jr.	Joseph E. O'Dell
Senior Vice President, Secretary and Treasurer	President and Chief Executive Officer